Exhibit 5.1

July 22, 2019

Tampa Electric Company

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

Re:	Tampa Electric Company
Registration Statement on Form S-3 filed on July 22, 2019

Ladies and Gentlemen:

We are rendering this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Tampa Electric Company (“Tampa Electric”), a Florida corporation, with the Securities and Exchange Commission (the “Commission”) under Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Registration Statement incorporates by reference the registration statement on Form S-3 (File No. 333-216310) filed by Tampa Electric with the Commission under the Securities Act on February 28, 2017, and declared effective by the Commission on March 10, 2017 (the “Related Registration Statement”), including each of the documents filed by Tampa Electric with the Commission and incorporated or deemed to be incorporated therein and all exhibits thereto. Pursuant to the Registration Statement, Tampa Electric is registering $55,000,000 of unsecured debt securities of Tampa Electric (the “Debt Securities”).

The Debt Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Debt Securities are to be issued pursuant to an Indenture dated as of July 1, 1998 between Tampa Electric and The Bank of New York Mellon, as trustee (the “Trustee”), which is filed as Exhibit 4.1 to Amendment No. 1 to Tampa Electric’s registration statement on Form S-3 (file No. 333-55873) filed on July 13, 1998 and incorporated by reference into the Registration Statement through incorporation of the Related Registration Statement, as amended by (i) the Third Supplemental Indenture dated as of June 15, 2001 between Tampa Electric and the Trustee, which is filed as Exhibit 4.2 to Tampa Electric’s Current Report on Form 8-K filed on June 27, 2001 and incorporated by reference into the Registration Statement through incorporation of the Related Registration Statement, and (ii) the Tenth Supplemental Indenture dated as of September 19, 2012 between Tampa Electric and the Trustee, which is filed as Exhibit 4.25 to Tampa Electric’s Current Report on Form 8-K filed on September 28, 2012 and incorporated by reference into the Registration Statement through incorporation of the Related Registration Statement (the “Indenture”).

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the steps taken by Tampa Electric and proposed to be taken by Tampa Electric in connection with the authorization, issuance and sale of the Debt Securities. We have reviewed the Registration Statement and the prospectus included as a part thereof, and we have made such examination as we consider necessary to render this opinion.

Tampa Electric Company

July 22, 2019

The opinion rendered herein is limited to the law of the State of Florida, the law of the State of New York, and the federal laws of the United States.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that, when (i) the Board of Directors of Tampa Electric adopts a resolution authorizing the issuance of particular Debt Securities and (ii) Tampa Electric and the Trustee duly execute and deliver a supplemental indenture which establishes the specific terms of such Debt Securities, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of Tampa Electric against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the prospectus included as a part thereof and any related prospectus supplement, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the prospectus included as a part thereof and any related prospectus supplement, (b) the Debt Securities as executed and delivered do not violate any law applicable to Tampa Electric or result in a default under or breach of any agreement or instrument binding upon Tampa Electric, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Tampa Electric, whether imposed by any court or governmental or regulatory body having jurisdiction over Tampa Electric and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the prospectus included as a part thereof and any related prospectus supplement, the Debt Securities will constitute valid and binding obligations of Tampa Electric.

Our opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of Debt Securities on the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that Tampa Electric is and will remain duly organized, validly existing and in good standing under applicable state law.

Tampa Electric Company

July 22, 2019

To the extent that the obligations of Tampa Electric under the Indenture may be dependent thereon, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Locke Lord LLP

LOCKE LORD LLP